EXHIBIT 99.1

Vanguard Health Systems Reports Third Quarter Fiscal 2012 Results
Adjusted EBITDA and Diluted EPS Outlook Updated for Fiscal 2012

NASHVILLE, Tenn. - April 30, 2012 - Vanguard Health Systems, Inc. (NYSE: VHS) today announced financial and operating results for its third fiscal quarter and nine months ended March 31, 2012.
Third Quarter Fiscal 2012 Key Metrics (all percentage changes compare Q3 FY2012 to Q3 FY2011):
Consolidated:

•	Total revenues increased $174.0 million or 12.4 percent

•	Net income attributable to Vanguard Health Systems, Inc. stockholders was $44.0 million, or $0.55 per diluted share, compared to $2.8 million, or $0.05 per diluted share, during the prior year period

•	Adjusted EBITDA increased 37.3 percent to $176.6 million

•
The impact of the updates to Medicare reimbursement estimates, described further below, positively impacted total revenues by $49.7 million, net income attributable to Vanguard Health Systems, Inc. stockholders by $22.3 million, or $0.28 per diluted share, and Adjusted EBITDA by $34.6 million during the current year quarter

Same Hospital:

•	Net patient service revenues increased 7.7 percent and health plan premium revenues declined 14.6 percent

•	Adjusted discharges increased 2.0 percent

•	Discharges declined 1.0 percent

•	The impact of the updates to Medicare reimbursement estimates positively impacted same hospital patient service revenues by $48.6 million during the current year quarter
Year to Date Fiscal 2012 Key Metrics (all percentage changes compare nine months YTD FY2012 to nine months YTD FY2011):
Consolidated:

•	Total revenues increased 41.3 percent

•
Net income attributable to Vanguard Health Systems, Inc. stockholders was $38.0 million, or $0.47 per diluted share, compared to a loss of $1.0 million, or $(0.02) per diluted share, during the prior year period

•	Adjusted EBITDA increased 48.6 percent to $434.9 million

•
The impact of the updates to Medicare reimbursement estimates, described further below, positively impacted total revenues by $49.7 million, net income attributable to Vanguard Health Systems, Inc. stockholders by $22.3 million, or $0.28 per diluted share, and Adjusted EBITDA by $34.6 million during the current year period

Same Hospital:

•	Net patient service revenues increased 5.2 percent and health plan premium revenues declined 11.6 percent

•	Adjusted discharges increased 1.7 percent

•	Discharges declined 2.0 percent

A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders for the quarters and nine-month periods ended March 31, 2011 and 2012 is included in this release.

Updates to Medicare Reimbursement Estimates
Financial results for the quarter ended March 31, 2012 were positively impacted by two separate adjustments to update our estimates of Medicare reimbursement, one for settlement of the rural floor provision of the Balanced Budget Act of 1997 and the other for revised Supplemental Security Income (“SSI”) ratios used for calculating Medicare disproportionate share reimbursement. We described the background and recent developments related to each of these Medicare reimbursement components in our Current Report on Form 8-K filed on April 24, 2012.
We recognized approximately $40.6 million of additional revenues related to the rural floor provision settlement, proceeds from which we expect to receive on or about June 30, 2012. The SSI update increased our Medicare reimbursement by approximately $9.1 million for the quarter ended March 31, 2012. The combination of the rural floor provision settlement, net of legal expenses, the SSI factor update, and incremental incentive compensation costs related to these Medicare reimbursement updates resulted in increases to total revenues, net income attributable to Vanguard Health Systems, Inc. stockholders and Adjusted EBITDA of $49.7 million, $22.3 million and $34.6 million, respectively, for the quarter and nine months ended March 31, 2012. Diluted earnings per share was positively impacted by $0.28 per share for both the quarter and nine months ended March 31, 2012 related to these items.
Third Quarter Analysis Absent the Impact of Updates to Medicare Reimbursement Estimates
Consolidated total revenues, absent the impact of updates to Medicare reimbursement estimates, increased $124.3 million during the third quarter of fiscal 2012 compared to the prior year period, primarily due to the acquisition of Valley Baptist Health System in September 2011. Same hospital net patient service revenues increased 3.6 percent during the third quarter of fiscal 2012 resulting from a 1.1 percent increase in patient revenue per adjusted discharge and a 2.0 percent increase in adjusted discharges. During the third quarter of fiscal 2012, we recognized $2.4 million of other income related to Medicaid EHR incentives. Health plan premium revenues, on a same store basis, decreased 14.6 percent during the third quarter of fiscal 2012 due to the impact on Phoenix Health Plan of a combination of capitation rate decreases, program eligibility cuts and health plan profitability limitations for certain groups of covered members adopted by the Arizona Health Care Cost Containment System since the third quarter of fiscal 2011.
Same hospital uncompensated care as a percentage of net patient revenues (prior to the uncompensated care deductions) increased from 15.5 percent during the third quarter of fiscal 2011 to 17.5 percent during the third quarter of fiscal 2012 as a result of price increases and greater difficulty in collecting patient copayment and deductible balances.
Fiscal Year To Date Analysis Absent the Impact of Updates to Medicare Reimbursement Estimates
Consolidated total revenues, absent the impact of updates to Medicare reimbursement estimates, increased $1,264.5 million during the nine months ended March 31, 2012 compared to the prior year period, primarily due to the acquisitions of The Detroit Medical Center (“DMC”) in January 2011 and Valley Baptist Health System in September 2011. Same hospital net patient service revenues increased 3.5 percent during the current year period resulting from a 1.8 percent increase in patient revenue per adjusted discharge and a 1.7 percent increase in adjusted discharges. Health plan premium revenues, on a same store basis, decreased 11.6 percent during the current year period due to the factors discussed above in the Third Quarter Analysis Absent the Impact of Updates to Medicare Reimbursement Estimates.
Same hospital uncompensated care as a percentage of net patient revenues (prior to the uncompensated care deductions) increased from 17.7 percent during the prior year period to 21.5 percent during the current year period as a result of price increases, a higher percentage of uninsured discharges and greater difficulty in collecting patient copayment and deductible balances.
A reconciliation of consolidated total revenues absent the impact of updates to Medicare reimbursement estimates, a non-GAAP financial measure, to total revenues for the quarter and nine months ended March 31, 2012 is included in this release.
Balance Sheet and Cash Flows
We had cash of $437.6 million and total debt of $2,710.9 million as of March 31, 2012. As previously disclosed, on March 30, 2012, we completed an offering of $375.0 million aggregate principal amount of 7.750% Senior Notes due 2019 (the “New Notes”). The New Notes were issued at an offering price of 99.25% plus accrued interest from February 1, 2012, and were issued as additional notes under the Indenture governing our previously issued 7.750% Senior Notes and have the same terms and features. The proceeds from the New Notes will be used for general corporate purposes, including working capital, capital expenditures, acquisitions and payment of expenses related to the offering. We used a portion of the net proceeds from the offering to repay all indebtedness outstanding under our revolving credit facility on March 30, 2012. Additionally, in April 2012, we received commitments from participating financial institutions to increase the borrowing availability under our revolving credit facility from $260.0 million to $365.0 million, subject to our satisfaction of certain conditions.
Cash flows from operating activities were $10.4 million during the first nine months of fiscal 2012. Working capital increased $303.1 million, and we made $144.7 million of interest and income tax payments. The increase to working capital primarily resulted from higher than normal net accounts receivable days due to significant payment delays from certain governmental programs and certain third party billing and coding delays; the impact of the rural floor settlement and SSI update; and higher supplemental program receivables with governmental entities. Capital expenditures increased 41.0 percent to $196.1 million during the first nine months of fiscal 2012 compared to the prior year period.
Updated Outlook for Fiscal Year 2012
We update below our previously issued fiscal year 2012 outlook for ranges of projected Adjusted EBITDA, excluding the updates to Medicare reimbursement estimates and related expenses; projected net income attributable to Vanguard Health Systems, Inc. stockholders, excluding the updates to Medicare reimbursement estimates and related expenses, debt extinguishment costs and acquisition related expenses; and projected diluted earnings per share attributable to Vanguard Health Systems, Inc. stockholders, excluding the updates to Medicare reimbursement estimates and related expenses, debt extinguishment costs and acquisition related expenses. These updates include the estimated additional interest incurred from the sale of the New Notes for the fourth quarter of fiscal 2012, which we expect to decrease diluted earnings per share by $0.06.
Projected Adjusted EBITDA - previous outlook $520-$545 million; revised outlook $525-$535 million

Projected net income attributable to Vanguard Health Systems, Inc. stockholders -
previous outlook $56.3-$69.1 million; revised outlook $56.3-$60.7 million

Projected diluted earnings per share attributable to Vanguard Health Systems, Inc. stockholders -
previous outlook $0.71-$0.86 per diluted share; revised outlook $0.70-$0.75 per diluted share
We are also adjusting our projected fiscal year 2012 capital expenditures to a range of $320 to $330 million from our previous estimate of $335 to $365 million.
Earnings Conference Call
We will host a conference call at 11:00 a.m. EST on May 1, 2012. All interested parties are invited to access a live webcast of the conference call on our website at http://investor.vanguardhealth.com or at www.earnings.com. If you are unable to participate during the live webcast, the webcast will be available on a replay basis at http://investor.vanguardhealth.com for 90 days.
We own and operate 28 acute care and specialty hospitals and complementary facilities and services in metropolitan Chicago, Illinois; metropolitan Detroit, Michigan; metropolitan Phoenix, Arizona; San Antonio, Texas; Harlingen and Brownsville, Texas; and Worcester and metropolitan Boston, Massachusetts. Our strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets.
Cautionary Statement about Preliminary Results and Other Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the federal securities laws that are intended to be covered by safe harbors created thereby. Forward-looking statements are those statements that are based upon management's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. These statements are based upon estimates and assumptions made by our management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “continues” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. These factors, risks and uncertainties include, among others, the following: our high degree of leverage and interest rate risk; our ability to incur substantially more debt; operating and financial restrictions in our debt agreements; our ability to generate cash necessary to service our debt; weakened economic conditions and volatile capital markets; potential liability related to disclosures of relationships between physicians and our hospitals; post-payment claims reviews by governmental agencies could result in additional costs to us; our ability to grow our business and successfully implement our business strategies; our ability to successfully integrate DMC, Valley Baptist Health System, and hospitals acquired in the future or to recognize expected synergies from such acquisitions; potential acquisitions could be costly, unsuccessful or subject us to unexpected liabilities; conflicts of interest that may arise as a result of our control by a small number of stockholders; the highly competitive nature of the healthcare industry; governmental regulation of the healthcare industry, including Medicare and Medicaid reimbursement levels in general and with respect to the impact of the Budget Control Act of 2011 and other future deficit reduction plans; a reduction or elimination of supplemental Medicare and Medicaid payments, including disproportionate share payments, indirect medical education/graduate medical education payments and other similar payments; pressures to contain costs by managed care organizations and other insurers and our ability to negotiate acceptable terms with these third party payers; our ability to attract and retain qualified management and healthcare professionals, including physicians and nurses; the currently unknown effect on us of the major federal healthcare reforms enacted by Congress in March 2010 or other potential additional federal or state healthcare reforms; potential adverse impact of known and unknown governmental investigations and audits; our failure to adequately enhance our facilities with technologically advanced equipment; the availability of capital to fund our corporate growth strategy and improvements to our existing facilities; potential lawsuits or other claims asserted against us; our ability to maintain or increase patient membership in and to control the costs of our managed healthcare plans; failure of the Arizona Health Care Cost Containment System (“AHCCCS”) to renew its contract with, or award future contracts to, Phoenix Health Plan; Phoenix Health Plan's ability to comply with the terms of its contract with AHCCCS, as noncompliance could subject it to fines, penalties or termination of the contract; our inability to manage health plan claims expense within our health plans; reductions in the enrollment of our health plans; changes in general economic conditions nationally and regionally in our markets; our exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; dependence on our senior management team and local management personnel; volatility of professional and general liability insurance for us and the physicians who practice at our hospitals and increases in the quantity and severity of professional liability claims; our ability to achieve operating and financial targets and to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and other operating expenses; increased compliance costs from further government regulation of the healthcare industry and our failure to comply, or allegations of our failure to comply, with applicable laws and regulations; the geographic concentration of our operations; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, healthcare services and shift demand for inpatient services to outpatient settings; a failure of our information systems; delays in receiving payments for services provided, especially from governmental payers; changes in revenue mix, including changes in Medicaid eligibility criteria and potential declines in the population covered under managed care agreements; costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market value of our reporting units; volatility of materials and labor costs for, or state efforts to regulate, potential construction projects that may be necessary for future growth; changes in accounting practices; and our ability to demonstrate meaningful use of certified electronic health record technology and to receive the related Medicare or Medicaid incentive payments.
Our forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise. We advise you, however, to consult any additional disclosures we make in our filings with the Securities and Exchange Commission. You are cautioned not to rely on such forward-looking statements when evaluating the information contained in this press release. In light of significant uncertainties inherent in the forward-looking statements included in this press release, you should not regard the inclusion of such information as a representation by us that the objectives and plans anticipated by the forward-looking statements will occur or be achieved or, if any of them do, what impact they will have on our financial condition, results of operations or cash flows.

We use our company website to provide important information to investors about the company, including the posting of important announcements regarding financial performance and corporate developments.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share amounts)
	Quarter ended March 31,
	2011		2012
Patient service revenues	$1,305.7	92.7%	$1,525.5	96.4%
Less: Provision for doubtful accounts	(111.1)	(7.9)	(133.8)	(8.5)
Patient service revenues, net	1,194.6	84.8	1,391.7	87.9
Premium revenues	213.9	15.2	190.8	12.1
Total revenues	1,408.5	100.0	1,582.5	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation)	650.9	46.2	721.8	45.6
Health plan claims expense	169.1	12.0	146.6	9.3
Supplies	207.8	14.8	235.5	14.9
Purchased services	124.4	8.8	144.6	9.1
Non-income taxes	30.9	2.2	34.4	2.2
Rents and leases	15.2	1.1	19.0	1.2
Other operating expenses	82.3	5.8	108.3	6.8
Medicare and Medicaid EHR incentives	—	—	(2.4)	(0.2)
Depreciation and amortization	55.8	4.0	62.9	4.0
Interest, net	48.0	3.4	43.4	2.7
Acquisition related expenses	6.9	0.5	1.2	0.1
Impairment and restructuring charges	5.1	0.4	—	—
Other	0.9	0.1	(2.2)	(0.1)
Total costs and expenses	1,397.3	99.2	1,513.1	95.6
Income from continuing operations before income taxes	11.2	0.8	69.4	4.4
Income tax expense	(4.4)	(0.3)	(24.3)	(1.5)
Income from continuing operations	6.8	0.5	45.1	2.8
Loss from discontinued operations, net of taxes	(3.2)	(0.2)	(0.1)	—
Net income	3.6	0.3	45.0	2.8
Less: Net income attributable to non-controlling interests	(0.8)	(0.1)	(1.0)	(0.1)
Net income attributable to Vanguard Health Systems, Inc. stockholders	$2.8	0.2%	$44.0	2.8%

Per share data:
Basic:
Continuing operations	$0.13		$0.58
Discontinued operations	(0.07)		—
Net income attributable to Vanguard Health Systems, Inc. stockholders	$0.06		$0.58
Diluted:
Continuing operations	$0.12		$0.55
Discontinued operations	(0.07)		—
Net income attributable to Vanguard Health Systems, Inc. stockholders	$0.05		$0.55

Weighted average shares outstanding (in thousands):
Basic	44,668		75,383
Diluted	48,969		78,933

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share amounts)
	Nine months ended March 31,
	2011		2012
Patient service revenues	$2,747.8	86.4%	$4,305.1	95.8%
Less: Provision for doubtful accounts	(214.1)	(6.7)	(401.5)	(8.9)
Patient service revenues, net	2,533.7	79.7	3,903.6	86.9
Premium revenues	646.3	20.3	590.6	13.1
Total revenues	3,180.0	100.0	4,494.2	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation)	1,381.2	43.4	2,089.2	46.5
Health plan claims expense	508.0	16.0	458.6	10.2
Supplies	462.3	14.5	677.0	15.1
Purchased services	237.9	7.5	405.0	9.0
Non-income taxes	64.1	2.0	103.0	2.3
Rents and leases	37.9	1.2	55.7	1.2
Other operating expenses	199.5	6.3	304.1	6.8
Medicare and Medicaid EHR incentives	—	—	(26.8)	(0.6)
Depreciation and amortization	131.6	4.1	191.3	4.3
Interest, net	117.9	3.7	132.4	2.9
Acquisition related expenses	11.9	0.4	13.8	0.3
Debt extinguishment costs	—	—	38.9	0.9
Impairment and restructuring charges	6.0	0.2	(0.1)	—
Other	3.0	0.1	(6.3)	(0.1)
Total costs and expenses	3,161.3	99.4	4,435.8	98.7
Income from continuing operations before income taxes	18.7	0.6	58.4	1.3
Income tax expense	(11.7)	(0.4)	(20.4)	(0.5)
Income from continuing operations	7.0	0.2	38.0	0.8
Loss from discontinued operations, net of taxes	(5.4)	(0.2)	(0.5)	—
Net income	1.6	0.1	37.5	0.8
Less: Net loss (income) attributable to non-controlling interests	(2.6)	(0.1)	0.5	—
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(1.0)	—%	$38.0	0.8%

Per share data:
Basic:
Continuing operations	0.10		0.50
Discontinued operations	(0.12)		(0.01)
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(0.02)		$0.49
Diluted:
Continuing operations	0.08		0.48
Discontinued operations	(0.10)		(0.01)
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(0.02)		$0.47

Weighted average shares outstanding (in thousands):
Basic	44,646		75,187
Diluted	48,770		78,762

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to Vanguard Health Systems, Inc. Stockholders
(In millions)

	Quarter ended		Nine months ended
	March 31,		March 31,
	2011	2012	2011	2012
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$2.8	$44.0	$(1.0)	$38.0
Interest, net	48.0	43.4	117.9	132.4
Income tax expense	4.4	24.3	11.7	20.4
Depreciation and amortization	55.8	62.9	131.6	191.3
Non-controlling interests	0.8	1.0	2.6	(0.5)
Loss (gain) on disposal of assets	0.8	0.2	0.9	(0.6)
Equity method income	—	(1.1)	(0.6)	(1.8)
Stock compensation	0.7	1.9	3.6	6.5
Monitoring fees and expenses	1.2	—	3.7	—
Realized losses on investments	—	—	0.1	—
Acquisition related expenses	6.9	1.2	11.9	13.8
Debt extinguishment costs	—	—	—	38.9
Impairment and restructuring charges	5.1	—	6.0	(0.1)
Pension credits	(1.1)	(1.3)	(1.1)	(3.9)
Discontinued operations, net of taxes	3.2	0.1	5.4	0.5
Adjusted EBITDA (1)	$128.6	$176.6	$292.7	$434.9

____________________
(1) Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income, stock compensation, monitoring fees and expenses, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits) and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

Reconciliation of Consolidated Total Revenues Absent the Impact of Updates to Medicare Reimbursement Estimates to Total Revenues
(In millions)

	Quarter ended	Nine months ended
	March 31, 2012	March 31, 2012
Total revenues	$1,582.5	$4,494.2
Less:
Revenues related to Rural Floor Provision Medicare reimbursement estimate update	(40.6)	(40.6)
Revenues related to SSI Medicare reimbursement estimate update	(9.1)	(9.1)
Consolidated total revenues absent the impact of updates to Medicare reimbursement estimates	$1,532.8	$4,444.5

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited) (continued)
Reconciliation of Certain Projected Fiscal Year 2012 Information
(In millions, except share and per share amounts)

	Low	High
Projected net income attributable to Vanguard Health Systems, Inc. stockholders	$44.6	$49.0
Interest, net	183.1	183.1
Income tax expense	12.1	14.7
Depreciation and amortization	254.3	257.3
Acquisition related expenses	13.7	13.7
Debt extinguishment costs	38.9	38.9
Other	0.6	0.6
Income taxes and non-controlling interests related to updates to Medicare reimbursement and related expenses	12.3	12.3
Projected Adjusted EBITDA (1)	$559.6	$569.6
Less: Updates to Medicare reimbursement and related expenses, net of taxes	(34.6)	(34.6)
Projected Adjusted EBITDA, excluding updates to Medicare reimbursement and related expenses	$525.0	$535.0

	Low	High
Projected net income attributable to Vanguard Health Systems, Inc. stockholders	$44.6	$49.0
Less: Updates to Medicare reimbursement estimates and related expenses	(22.3)	(22.3)
Debt extinguishment costs, net of taxes	25.3	25.3
Acquisition related expenses, net of taxes	8.7	8.7
Projected net income attributable to Vanguard Health Systems, Inc. stockholders, excluding updates to Medicare reimbursement estimates and related expenses, debt extinguishment costs and acquisition related expenses	$56.3	$60.7

Projected net income attributable to Vanguard Health Systems, Inc. stockholders, excluding updates to Medicare reimbursement estimates and related expenses, debt extinguishment costs and acquisition related expenses	$56.3	$60.7
Projected diluted weighted average shares outstanding (in thousands)	78,800	78,950
Projected diluted earnings per share attributable to Vanguard Health Systems Inc. stockholders, excluding updates to Medicare reimbursement estimates and related expenses, debt extinguishment costs and acquisition related expenses	$0.70	$0.75

____________________

(1)
Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income, stock compensation, monitoring fees and expenses, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits) and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In millions)
		(Unaudited)
	June 30,	March 31,
ASSETS	2011	2012
Current assets:
Cash and cash equivalents	$936.6	$437.6
Restricted cash	2.3	4.5
Accounts receivable, net of allowance for doubtful accounts of approximately $205.0 and $322.0, respectively	484.4	682.7
Inventories	83.9	95.4
Deferred tax assets	93.6	81.5
Prepaid expenses and other current assets	157.9	263.5
Total current assets	1,758.7	1,565.2
Property, plant and equipment, net of accumulated depreciation	1,830.5	2,047.4
Goodwill	757.1	769.8
Intangible assets, net of accumulated amortization	94.0	91.1
Deferred tax assets, noncurrent	27.5	26.0
Investments in securities	63.3	52.8
Escrowed cash for capital commitments	—	40.4
Other assets	65.8	94.1
Total assets	$4,596.9	$4,686.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$314.3	$375.8
Accrued salaries and benefits	248.9	230.4
Accrued health plan claims and settlements	114.9	102.4
Accrued interest	62.3	35.7
Other accrued expenses and current liabilities	223.4	192.5
Current maturities of long-term debt	461.8	11.8
Total current liabilities	1,425.6	948.6
Professional and general liability and workers compensation reserves	289.7	311.7
Pension benefit obligation	188.0	164.8
Other liabilities	125.8	159.0
Long-term debt, less current maturities	2,325.8	2,699.1
Commitments and contingencies
Redeemable non-controlling interests	—	52.5
Equity:
Vanguard Health Systems, Inc. stockholders' equity:
Common stock	0.7	0.8
Additional paid-in capital	330.5	400.9
Accumulated other comprehensive income	20.6	21.6
Retained deficit	(117.9)	(79.9)
Total Vanguard Health Systems, Inc. stockholders' equity	233.9	343.4
Non-controlling interests	8.1	7.7
Total equity	242.0	351.1
Total liabilities and equity	$4,596.9	$4,686.8

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Nine months ended
	March 31,
Operating activities:	2011	2012
Net income	$1.6	$37.5
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	5.4	0.5
Depreciation and amortization	131.6	191.3
Amortization of loan costs and accretion of principal on notes	14.9	11.0
Debt extinguishment costs	—	38.9
Acquisition related expenses	11.9	13.8
Stock compensation	3.6	6.5
Deferred income taxes	6.5	15.4
Other	1.9	(0.9)
Changes in operating assets and liabilities, net of the impact of acquisitions	38.0	(303.1)
Net cash provided by operating activities - continuing operations	215.4	10.9
Net cash used in operating activities - discontinued operations	(5.4)	(0.5)
Net cash provided by operating activities	210.0	10.4

Investing activities:
Acquisitions and related expenses, net of cash acquired	(463.9)	(213.7)
Capital expenditures	(139.1)	(196.1)
Proceeds from sales of investments in securities	110.9	77.8
Purchases of investments in securities	—	(66.0)
Net deposits to restricted cash and escrow fund	—	(40.6)
Other	(2.1)	2.4
Net cash used in investing activities	(494.2)	(436.2)

Financing activities:
Payments of long-term debt and capital leases	(6.6)	(547.7)
Proceeds from debt borrowings	1,011.2	452.2
Payments of debt issuance	(25.7)	(7.5)
Dividends paid to equity holders	(447.2)	(0.7)
Proceeds from the issuance of common stock	—	67.5
Payments of IPO costs	—	(6.9)
Payments of tender premiums on note redemptions	—	(27.6)
Distributions paid to non-controlling interests and other	(2.5)	(2.5)
Net cash provided by (used in) financing activities	529.2	(73.2)
Net increase (decrease) in cash and cash equivalents	245.0	(499.0)
Cash and cash equivalents, beginning of period	257.6	936.6
Cash and cash equivalents, end of period	$502.6	$437.6

Supplemental cash flow information:
Net cash paid for interest	$116.1	$143.8
Net cash paid for income taxes	$0.5	$0.9

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Quarter ended March 31, 2011
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$1,206.0	100.0%	$—	—%	$(11.4)	$1,194.6
Premium revenues	—	—	213.9	100.0	—	213.9
Total revenues	1,206.0	100.0	213.9	100.0	(11.4)	1,408.5

Salaries and benefits (excludes stock compensation)	641.6	53.2	8.6	4.0	—	650.2
Health plan claims expense (1)	—	—	180.5	84.4	(11.4)	169.1
Supplies	207.8	17.2	—	—	—	207.8
Other operating expenses	242.6	20.1	10.2	4.8	—	252.8
Segment EBITDA (2)	114.0	9.5	14.6	6.8	—	128.6
Less:
Interest, net	47.8	4.0	0.2	0.1	—	48.0
Depreciation and amortization	54.7	4.5	1.1	0.5	—	55.8
Stock compensation	0.7	0.1	—	—	—	0.7
Loss on disposal of assets	0.8	0.1	—	—	—	0.8
Monitoring fees and expenses	1.2	0.1	—	—	—	1.2
Acquisition related expenses	6.9	0.6	—	—	—	6.9
Impairment and restructuring charges	5.1	0.4	—	—	—	5.1
Pension credits	(1.1)	(0.1)	—	—	—	(1.1)
Income (loss) from continuing operations before income taxes	$(2.1)	(0.1)%	$13.3	6.2%	$—	$11.2
___________________
(1) We eliminate in consolidation those patient service revenues earned by our healthcare facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Quarter ended March 31, 2012
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$1,404.7	100.0%	$—	—%	$(13.0)	$1,391.7
Premium revenues	—	—	190.8	100.0	—	190.8
Total revenues	1,404.7	100.0	190.8	100.0	(13.0)	1,582.5

Salaries and benefits (excludes stock compensation)	710.4	50.6	9.5	5.0	—	719.9
Health plan claims expense (1)	—	—	159.6	83.6	(13.0)	146.6
Supplies	235.5	16.8	—	—	—	235.5
Other operating expenses	297.5	21.2	8.8	4.6	—	306.3
Medicare and Medicaid EHR incentives	(2.4)	(0.2)	—	—	—	(2.4)
Segment EBITDA (2)	163.7	11.7	12.9	6.8	—	176.6
Less:
Interest, net	43.9	3.1	(0.5)	(0.3)	—	43.4
Depreciation and amortization	61.9	4.4	1.0	0.5	—	62.9
Equity method income	(1.1)	(0.1)	—	—	—	(1.1)
Stock compensation	1.9	0.1	—	—	—	1.9
Loss on disposal of assets	0.2	—	—	—	—	0.2
Acquisition related expenses	1.2	0.1	—	—	—	1.2
Pension credits	(1.3)	(0.1)	—	—	—	(1.3)
Income from continuing operations before income taxes	$57.0	4.1%	$12.4	6.6%	$—	$69.4

___________________
(1) We eliminate in consolidation those patient service revenues earned by our healthcare facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Nine months ended March 31, 2011
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$2,566.9	100.0%	$—	—%	$(33.2)	$2,533.7
Premium revenues	—	—	646.3	100.0	—	646.3
Total revenues	2,566.9	100.0	646.3	100.0	(33.2)	3,180.0

Salaries and benefits (excludes stock compensation)	1,352.5	52.7	25.1	3.9	—	1,377.6
Health plan claims expense (1)	—	—	541.2	83.7	(33.2)	508.0
Supplies	462.2	18.0	0.1	—	—	462.3
Other operating expenses	508.5	19.8	30.9	4.8	—	539.4
Segment EBITDA (2)	243.7	9.5	49.0	7.6	—	292.7
Less:
Interest, net	118.9	4.6	(1.0)	(0.2)	—	117.9
Depreciation and amortization	128.3	5.0	3.3	0.5	—	131.6
Equity method income	(0.6)	—	—	—	—	(0.6)
Stock compensation	3.6	0.1	—	—	—	3.6
Loss on disposal of assets	0.9	—	—	—	—	0.9
Realized loss on investments	0.1	—	—	—	—	0.1
Monitoring fees and expenses	3.7	0.1	—	—	—	3.7
Acquisition related expenses	11.9	0.5	—	—	—	11.9
Impairment and restructuring charges	6.0	0.2	—	—	—	6.0
Pension credits	(1.1)	—	—	—	—	(1.1)
Income (loss) from continuing operations before income taxes	$(28.0)	(1.1)%	$46.7	7.2%	$—	$18.7

___________________
(1) We eliminate in consolidation those patient service revenues earned by our healthcare facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Nine months ended March 31, 2012
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues (1)	$3,935.7	100.0%	$—	—%	$(32.1)	$3,903.6
Premium revenues	—	—	590.6	100.0	—	590.6
Total revenues	3,935.7	100.0	590.6	100.0	(32.1)	4,494.2

Salaries and benefits (excludes stock compensation)	2,054.8	52.2	27.9	4.7	—	2,082.7
Health plan claims expense (1)	—	—	490.7	83.1	(32.1)	458.6
Supplies	676.9	17.2	0.1	—	—	677.0
Other operating expenses	836.2	21.2	31.6	5.4	—	867.8
Medicare and Medicaid EHR incentives	(26.8)	(0.7)	—	—	—	(26.8)
Segment EBITDA (2)	394.6	10.0	40.3	6.8	—	434.9
Less:
Interest, net	133.8	3.4	(1.4)	(0.2)	—	132.4
Depreciation and amortization	188.0	4.8	3.3	0.6	—	191.3
Equity method income	(1.8)	—	—	—	—	(1.8)
Stock compensation	6.5	0.2	—	—	—	6.5
Gain on disposal of assets	(0.6)	—	—	—	—	(0.6)
Acquisition related expenses	13.8	0.4	—	—	—	13.8
Debt extinguishment costs	38.9	1.0	—	—	—	38.9
Impairment and restructuring charges	(0.1)	—	—	—	—	(0.1)
Pension credits	(3.9)	(0.1)	—	—	—	(3.9)
Income from continuing operations before income taxes	$20.0	0.5%	$38.4	6.5%	$—	$58.4

___________________
(1) We eliminate in consolidation those patient service revenues earned by our healthcare facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Quarter ended			Quarter ended
CONSOLIDATED:	March 31,			March 31, 2012
	2011	2012	% Change	as adjusted (1)	% Change
Number of hospitals at end of period	26	28		28
Licensed beds at end of period	6,280	7,064		7,064
Discharges	66,990	73,921	10.3%	73,921	10.3%
Adjusted discharges	119,573	132,170	10.5	132,170	10.5
Average length of stay	4.60	4.49	(2.4)	4.49	(2.4)
Patient days	308,183	331,683	7.6	331,683	7.6
Adjusted patient days	550,086	593,046	7.8	593,046	7.8
Patient revenue per adjusted discharge	$9,577	$10,074	5.2	$9,698	1.3
Inpatient surgeries	15,181	17,255	13.7	17,255	13.7
Outpatient surgeries	29,055	32,488	11.8	32,488	11.8
Emergency room visits	291,722	317,948	9.0	317,948	9.0
Health plan member lives	242,300	240,500	(0.7)	240,500	(0.7)
Health plan claims expense percentage	79.1%	76.8%		76.8%

Uncompensated care as a percent of net patient revenues (prior to these uncompensated care adjustments)	15.5%	17.9%		18.5%

Net patient revenue payer mix (2):
Medicare	27.8%	30.3%		27.6%
Medicaid	16.3	13.9		14.4
Managed Medicare	10.7	10.9		11.3
Managed Medicaid	10.2	9.4		9.8
Managed care	33.3	32.9		34.2
Commercial	0.5	1.2		1.2
Self-pay	1.2	1.4		1.5
Total	100.0%	100.0%		100.0%

Discharges by payer:
Medicare	29.2%	30.0%		30.0%
Medicaid	10.1	12.4		12.4
Managed Medicare	13.6	13.0		13.0
Managed Medicaid	18.0	15.9		15.9
Managed care	22.7	22.3		22.3
Commercial	0.5	0.5		0.5
Self-pay	5.9	5.9		5.9
Total	100.0%	100.0%		100.0%

___________________
(1) Excludes the impact of the updates to Medicare reimbursement estimates.
(2) Net patient revenue payer mix as presented above includes the impact of the reclassification of the provision for doubtful accounts to a revenue deduction instead of an operating expense.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Quarter ended			Quarter ended
SAME HOSPITAL:	March 31,			March 31, 2012
	2011	2012	% Change	as adjusted (1)	% Change
Number of hospitals at end of period	26	26		26
Licensed beds at end of period	6,280	6,198		6,198
Total revenues, including health plan revenues (in millions)	$1,408.5	$1,469.3	4.3%	$1,420.7	0.9%
Net patient service revenues (in millions)	$1,194.6	$1,286.6	7.7	$1,238.0	3.6
Discharges	66,990	66,335	(1.0)	66,335	(1.0)
Adjusted discharges	119,573	121,931	2.0	121,931	2.0
Average length of stay	4.60	4.43	(3.7)	4.43	(3.7)
Patient days	308,183	294,145	(4.6)	294,145	(4.6)
Adjusted patient days	550,086	540,671	(1.7)	540,671	(1.7)
Patient revenue per adjusted discharge	$9,577	$10,081	5.3	$9,682	1.1
Inpatient surgeries	15,181	15,031	(1.0)	15,031	(1.0)
Outpatient surgeries	29,055	29,764	2.4	29,764	2.4
Emergency room visits	291,722	296,047	1.5	296,047	1.5
Health plan member lives	242,300	229,600	(5.2)	229,600	(5.2)

Uncompensated care as a percent of net patient revenues (prior to these uncompensated care adjustments)	15.5%	16.9%		17.5%

Net patient revenue payer mix (2):
Medicare	27.8%	29.7%		26.8%
Medicaid	16.3	13.9		14.4
Managed Medicare	10.7	11.0		11.5
Managed Medicaid	10.2	9.9		10.3
Managed care	33.3	33.2		34.6
Commercial	0.5	1.2		1.3
Self-pay	1.2	1.1		1.1
Total	100.0%	100.0%		100.0%

Discharges by payer:
Medicare	29.3%	29.6%		29.6%
Medicaid	10.1	10.6		10.6
Managed Medicare	13.6	13.7		13.7
Managed Medicaid	18.0	17.1		17.1
Managed care	22.7	22.7		22.7
Commercial	0.5	0.4		0.4
Self-pay	5.8	5.9		5.9
Total	100.0%	100.0%		100.0%
___________________
(1) Excludes the impact of the updates to Medicare reimbursement estimates.
(2) Net patient revenue payer mix as presented above includes the impact of the reclassification of the provision for doubtful accounts to a revenue deduction instead of an operating expense.

Note: Same hospital results include those facilities that we owned for the entirety of both quarterly periods.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Nine Months Ended			Nine months ended
CONSOLIDATED:	March 31,			March 31, 2012
	2011	2012	% Change	as adjusted (1)	% Change
Number of hospitals at end of period	26	28		28
Licensed beds at end of period	6,280	7,064		7,064
Discharges	158,770	214,043	34.8%	214,043	34.8%
Adjusted discharges	283,739	386,446	36.2	386,446	36.2
Average length of stay	4.35	4.41	1.4	4.41	1.4
Patient days	690,560	943,837	36.7	943,837	36.7
Adjusted patient days	1,234,103	1,704,059	38.1	1,704,059	38.1
Patient revenue per adjusted discharge	$8,637	$9,630	11.5	$9,502	10.0
Inpatient surgeries	34,764	50,242	44.5	50,242	44.5
Outpatient surgeries	67,946	94,340	38.8	94,340	38.8
Emergency room visits	643,085	909,862	41.5	909,862	41.5
Health plan claims expense percentage	78.6%	77.6%		77.6%

Uncompensated care as a percent of net patient revenues (prior to these uncompensated care adjustments)	16.6%	18.8%		19.0%

Net patient revenue payer mix (2):
Medicare	27.6%	28.5%		27.5%
Medicaid	12.1	14.1		14.3
Managed Medicare	13.3	10.7		10.9
Managed Medicaid	9.9	9.6		9.7
Managed care	35.3	34.1		34.6
Commercial	0.9	1.3		1.3
Self-pay	0.9	1.7		1.7
Total	100.0%	100.0%		100.0%

Discharges by payer:
Medicare	28.5%	29.3%		29.3%
Medicaid	10.3	11.6		11.6
Managed Medicare	14.8	12.5		12.5
Managed Medicaid	16.1	16.7		16.7
Managed care	24.2	22.7		22.7
Commercial	0.5	0.5		0.5
Self-pay	5.6	6.7		6.7
Total	100.0%	100.0%		100.0%

___________________
(1) Excludes the impact of the updates to Medicare reimbursement estimates.
(2) Net patient revenue payer mix as presented above includes the impact of the reclassification of the provision for doubtful accounts to a revenue deduction instead of an operating expense.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Nine Months Ended			Nine months ended
SAME HOSPITAL:	March 31,			March 31, 2012
	2011	2012	% Change	as adjusted (1)	% Change
Number of hospitals at end of period	15	15		15
Licensed beds at end of period	4,029	3,947		3,947
Total revenues, including health plan revenues (in millions)	$2,489.8	$2,510.9	0.8%	$2,479.7	(0.4)%
Net patient service revenues (in millions)	$1,843.5	$1,939.5	5.2	$1,908.3	3.5
Discharges	126,848	124,278	(2.0)	124,278	(2.0)
Adjusted discharges	226,648	230,448	1.7	230,448	1.7
Average length of stay	4.18	4.03	(3.6)	4.03	(3.6)
Patient days	530,194	500,845	(5.5)	500,845	(5.5)
Adjusted patient days	947,336	928,713	(2.0)	928,713	(2.0)
Patient revenue per adjusted discharge	$7,951	$8,228	3.5	$8,093	1.8
Inpatient surgeries	26,780	26,276	(1.9)	26,276	(1.9)
Outpatient surgeries	53,928	53,182	(1.4)	53,182	(1.4)
Emergency room visits	496,209	513,432	3.5	513,432	3.5

Uncompensated care as a percent of net patient revenues (prior to these uncompensated care adjustments)	17.7%	21.2%		21.5%

Net patient revenue payer mix (2):
Medicare	26.4%	26.9%		25.7%
Medicaid	8.2	8.4		8.6
Managed Medicare	16.4	16.5		16.7
Managed Medicaid	10.1	9.1		9.2
Managed care	37.6	37.2		37.8
Commercial	1.2	1.4		1.5
Self-pay	0.1	0.5		0.5
Total	100.0%	100.0%		100.0%

Discharges by payer:
Medicare	27.6%	27.1%		27.1%
Medicaid	8.6	8.0		8.0
Managed Medicare	17.3	17.6		17.6
Managed Medicaid	15.4	14.9		14.9
Managed care	25.6	25.7		25.7
Commercial	0.5	0.6		0.6
Self-pay	5.0	6.1		6.1
Total	100.0%	100.0%		100.0%
___________________
(1) Excludes the impact of the updates to Medicare reimbursement estimates.
(2) Net patient revenue payer mix as presented above includes the impact of the reclassification of the provision for doubtful accounts to a revenue deduction instead of an operating expense.

Note: Same hospital results include those facilities that we owned for the entirety of both year-to-date periods.

Contact: Vanguard Health Systems, Inc.
                  Gary Willis
Senior Vice President and Chief Accounting Officer
(615) 665-6098